Exhibit (e)(17)

syngenta
Syngenta AG
Regulations Governing the
Internal Organization of
Syngenta AG
CLASSIFICATION: PUBLIC

Contents

Preamble		2

A	The Company’s Governance Bodies	2

B	The Board of Directors (Board)	3

C	The Governance & Nomination Committee (GNC)	7

D	The Compensation Committee (CC)	7

E	The Audit Committee (AC)	8

F	The Corporate Responsibility Committee (CRC)	9

G	The Chairman of the Board (Chairman)	9

H	The Chief Executive Officer (CEO)	10

I	The Syngenta Executive Committee (SEC)	11

J	Internal Audit	13

Appendix 1		14

Appendix 2		16

Preamble

Based on articles 23 and 26 of the Articles of Incorporation, the Board of Directors issues the following Regulations Governing the Internal Organization (“Regulations”).

By these Regulations the Board of Directors defines the basic principles of the Company’s organization, duties, powers, and responsibilities in accordance with the law and the Articles of Incorporation.

These Regulations have been approved by the Board of Directors on December 8, 2015, and enter into force on January 1, 2016, thereby replacing and superseding any previous versions of the Regulations.

A	The Company’s Governance Bodies

Article 1

The Company’s governance bodies are the following:

•	the Board of Directors (hereinafter referred to as “Board”);

•	the Governance & Nomination Committee (hereinafter referred to as “GNC”);

•	the Compensation Committee (hereinafter referred to as “CC”);

•	the Audit Committee (hereinafter referred to as “AC”);

•	the Corporate Responsibility Committee (hereinafter referred to as “CRC”);

•	the Chairman of the Board (hereinafter referred to as “Chairman”);

•	the Chief Executive Officer (hereinafter referred to as “CEO”);

•	the Syngenta Executive Committee (hereinafter referred to as “SEC”).

B	The Board of Directors (Board)

Article 2

1	The Board is the highest level of management in the Company, and exercises general supervision over the objectives and the conduct of business. It may issue any directives necessary for this purpose.

2	The Board formulates the agenda for the General Meeting of Shareholders and submits an Annual Report to it.

3	The Board issues the instructions necessary for the implementation of General Meeting of Shareholders’ resolutions.

4	The Board constitutes itself by appointing from among its members the Vice Chairman of the Board, the members of the Board Committees (except for the Compensation Committee) and the respective chairpersons, and the Board Secretary, who needs not be a Director.

5	In application of article 716b paragraph 1 of the Swiss Code of Obligations and article 25 paragraph 2 of the Articles of Incorporation, the Board delegates powers and duties to the Board Committees constituted in these Regulations and the respective organizational charters in accordance with the law, the Company’s Articles of Incorporation and the respective organizational charters.

6	In application of article 716b paragraph 1 of the Swiss Code of Obligations and article 26 of the Articles of Incorporation, the Board delegates to the CEO and the SEC the authority to manage the Company’s operations subject to applicable law, the Articles of Incorporation and the Regulations.

7	The Board may, upon giving appropriate notice to the relevant governance body or individuals, to whom it has, directly or indirectly, delegated any of its powers and duties, re-assume responsibility for such powers and duties.

Article 3

1	The Board decides on all business of the Company assigned to it by law, in particular the Swiss Code of Obligations, the Articles of Incorporation, and the Regulations.

2	At the request of the Chairman, the Board approves:

•	the strategic direction and the strategic plans of the Company;

•	the budget and other financial targets, and decides on the financial means necessary to attain those targets;

•	the corporate policy: this includes financial, investment, personnel, and safety and environmental protection policies;

•	the structure of the accounting systems, financial controls, financial planning and other internal controls;

•	the principles of leadership and communication;

•	the essential features of the Company’s organization;

•	the duties and responsibilities of the governance bodies of the Company;

•	the quarterly reports and the Annual Report for the Company;

•	the Company’s entry into new spheres of activity and withdrawal from existing ones;

•	the choice of new or the closing of existing sites of fundamental significance;

•	acquisitions and divestments of assets, companies or businesses, other financial measures and any other business in accordance with the financial authorization levels set out in Appendix 1;

•	the institution or settlement of legal proceedings in accordance with the financial authorization levels set out in Appendix 1;

•	the provision of any guarantee, surety or other security interest to any third party for existing or future debt and obligations of the Company in accordance with the financial authorization levels set out in Appendix 1;

•	any other business in accordance with Appendices 1 or 2.

3	Further, the Board:

•	appoints the CEO upon proposal by the GNC, the further members of the SEC and the Head Internal Audit; the Board may also order their removal from office;

•	designates those authorized to sign for the Company.

Article 4

1	The Board is kept informed by the CEO of all Company matters of fundamental significance.

2	The members of the Board enjoy the rights of information as laid down in article 715a of the Swiss Code of Obligations.

Article 5

1	The Board meets at the invitation of its Chairman as often as business requires, however not less than once per quarter. Any member of the Board may submit a written request that a meeting be convened.

2	Invitations to meetings of the Board are issued at least 5 working days in advance, as a rule.

3	The Chairman, after consultation with the CEO, determines the agenda for the meetings. The agenda is sent to the members of the Board together with the invitation.

4	Any member of the Board may request the inclusion of items of business in the agenda. Such requests must be submitted to the Chairman in writing at least 10 days before the date of the meeting.

Article 6

1	The Board is quorate when at least one half of the total number of its members is present in person. The resolutions of the Board are adopted by a simple majority of the votes of the members present. In the event of equality of votes, the Chairman has the casting vote. Resolutions by means of a written circular or by video-/teleconference are permissible.

2	No representation of absent members of the Board is permissible.

3	Resolutions on items of business not on the agenda of a meeting require the affirmative vote of two-thirds of the members present at that meeting.

4	The Secretary of the Board takes minutes of the meetings of the Board and of any written resolutions.

5	Members of the Board are obliged to leave the meeting room and abstain from deliberating or deciding on any matter that affects or reasonably might affect the interests of such member or of persons or entities closely related to such member. It is the responsibility of each member to inform the Chairman and the Secretary of the Board in case of a potential conflict of interest. The obligations set forth in this provision also apply to the work carried out in Board Committees.

6	Members of the Board may not reveal to third parties anything they learn of during the exercise of their duties. This obligation continues even after their terms of office have expired. Physical business documents must be returned, electronic files containing any business document must be deleted by the expiry of the term of office at the latest.

Article 7

The members of the Board are listed in the Commercial Register. Out of the members of the Board only the GNC members are authorized, jointly by two, to sign on behalf of the Company.

C	The Governance & Nomination Committee (GNC)

Article 8

The GNC oversees corporate governance issues at Company level, supports the Board in the identification and selection of candidates for the Board and the CEO position. Further, it regularly reviews the independence of the Board and manages the Board’s self-assessment process.

Article 9

1	The Board appoints the members of the GNC for a term of 1 year.

2	The GNC shall consist of the Chairman, who shall act as Chairperson of the GNC, and up to 3 independent, non-executive members of the Board. The Group General Counsel or his/her delegate shall act as Secretary of the GNC.

Article 10

The responsibilities and the organization of the GNC are set forth in the GNC Charter, which is subject to approval by the Board.

D	The Compensation Committee (CC)

Article 11

1	The CC shall carry out the Board’s overall responsibility for drawing up the executive compensation principles, strategy and policies covering the CEO and the SEC.

2	The CC shall also draw up the principles for the compensation of non- executive members of the Board and the Chairman.

Article 12

1	All members of the CC are appointed by the General Meeting of Shareholders upon proposal from the Board for a term of 1 year.

2	The CC shall consist of a minimum of 3 independent, non-executive members of the Board. The Chairman shall not be a member of the CC. The Head HR or his/her delegate shall act as Secretary of the CC.

Article 13

The responsibilities and the organization of the CC in the area of compensation are set forth in the CC Charter, which is subject to approval by the Board.

E	The Audit Committee (AC)

Article 14

The AC assists the Board in fulfilling its supervisory responsibilities with respect to accounting and financial reporting practices of the Company. It also recommends decisions on selected financial measures to the Board. The AC maintains effective working relationships with the Board, Syngenta’s management and the internal and external auditors.

Article 15

1	The Board appoints the members of the AC for a term of 1 year.

2	The AC shall consist of at least 3 independent, non-executive members of the Board. The Chairman is not eligible as a member of the AC. The Board elects the Chairperson of the AC. The Group General Counsel or his/her delegate shall act as Secretary of the AC.

3	The AC as a team must have financial or auditing expertise to carry out its responsibilities.

Article 16

The responsibilities and the organization of the AC are set forth in the AC Charter, which is subject to approval by the Board.

F	The Corporate Responsibility Committee (CRC)

Article 17

The CRC acts as custodian of the Board in corporate responsibility matters and exercises oversight over the SEC in this respect.

Article 18

1	The Board appoints the members of the CRC for a term of 1 year.

2	The CRC shall consist of the Chairman, at least 2 further independent, non- executive members of the Board, and the CEO. The Board appoints the Chairperson. The Group General Counsel or his/her delegate shall act as Secretary of the CRC.

Article 19

The responsibilities and the organization of the CRC are set forth in the CRC Charter, which is subject to approval by the Board.

G	The Chairman of the Board (Chairman)

Article 20

1	The Chairman leads the Board in the exercise of its non-transferable duties, including the ultimate management and oversight of the Company, the exercise of its organizational and financial responsibility, the appointment and removal of members of the SEC, and the proposals to the General Meeting of Shareholders.

2	The Chairman, together with the CEO, assumes overall responsibility for the development of the Company’s strategies and ensures the close alignment and common understanding between the Board, its Committees, the CEO and the SEC of such strategies and their implementation.

3	On behalf of the Board, the Chairman exercises ongoing oversight and governance over the CEO and through him also over the SEC.

4	The Chairman organizes and chairs the General Meeting of Shareholders and acts a steward and guardian for the shareholders between meetings.

5	The Chairman defines the agenda of the Board meetings in coordination with the CEO. He organizes and chairs the meetings of the Board and ensures that the business of the Board and its Committees proceeds in an orderly fashion.

6	Internal Audit reports directly to the Chairman. The Head Internal Audit has regular one-on-one meetings with the Chairman to share his/her findings and receive input on his/her functional priorities.

7	The Chairman, together with the CEO, manages the reputation of the Company, and represents the interests of the Company to important stakeholders and the general public.

8	The Chairman approves external mandates of the members of the SEC as set forth in article 27 paragraph 2 of the Company’s Articles of Incorporation.

9	Should the Chairman be unable to carry out his duties, the Vice Chairman shall act in his stead.

H	The Chief Executive Officer (CEO)

Article 21

1	The CEO shares responsibility for the strategic direction of the Company with the Chairman.

2	The CEO leads the SEC. The members of the SEC are directly responsible to the CEO.

3	The CEO and the SEC are jointly responsible for the active leadership and the operative management of the Company.

4	The CEO is directly responsible to the Chairman and the Board for efficient and effective work of the SEC.

5	The CEO, together with the Chairman, manages the reputation of the Company, and represents the interests of the Company to important stakeholders and the general public.

6	The CEO forwards proposals to the Chairman, the Board or its Committees to the extent a subject matter falls within their respective remit.

I	The Syngenta Executive Committee (SEC)

Article 22

1	Under the leadership of the CEO, the SEC is responsible for the active leadership and the operative management of the Company.

2	Each member of the SEC is responsible for the management of his/her function, and all members of the SEC are collectively responsible for decisions taken as a Committee.

3	The SEC consists of:

•	the CEO;

•	the Chief Operating Officer (COO) EAME & Latin America;

•	the Chief Operating Officer (COO) APAC & North America;

•	the Chief Financial Officer (CFO);

•	the Head Research & Development;

•	the Head Global Operations;

•	the Head Legal & Taxes;

•	the Head Human Resources;

•	the Head Corporate Affairs.

4	Each member of the SEC must work in close cooperation with the other members. Each member of the SEC reports to, and is responsible to, the CEO in respect of his/her function.

5	The SEC meets whenever business requires. Resolutions are adopted by a majority of votes cast. In the event of equality of votes, the CEO has the casting vote.

Article 23

The Secretary of the SEC takes minutes of the meetings of the SEC and of any written resolutions. The CEO nominates the Secretary of the SEC; this person need not be a member of the SEC.

Article 24

The duties of the SEC comprise in particular:

•	formulation of the fundamentals of corporate policy;

•	designing the Company strategy and strategic plans for the approval of the Board;

•	implementation of the strategies, strategic plans and the periodic assessment of the attainment of goals;

•	submission of regular reports for the attention of the Board or its Committees;

•	acquisitions and divestments of assets, companies or businesses, other financial measures and any other business in accordance with the financial authorization levels set out in Appendix 1;

•	the institution or settlement of legal proceedings in accordance with the financial authorization levels set out in Appendix 1;

•	the provision of any guarantee, surety or other security interest to any third party for existing or future debt and obligations of the Company in accordance with the financial authorization levels set out in Appendix 1;

•	the provision of donations and the entering into sponsorship commitments in accordance with the financial authorization levels set out in Appendix 1;

•	any other business in accordance with the financial authorization levels set out in Appendices 1 or 2;

•	promotion of a modern and active leadership culture;

•	provision and optimal utilization of resources (finances, management capacity);

•	establishment of an active communications policy within and outside the Company;

•	systematic selection, development and promotion of new and potential management personnel;

•	examination and approval of significant agreements with third parties and business activities involving extraordinary high risks;

•	establishment of guidelines for planning, organization, finance, reporting, information and other technology etc.

J	Internal Audit

Article 25

1	As an inspecting and monitoring body, Internal Audit carries out operational audits (administrative procedures) and system audits. In this connection, the periodical and systematic checking of financial reporting is of particular importance. All organizational units, associated companies, and foundations are subject to audit.

2	Internal Audit is assigned its duties by the AC. It submits its reports to the Chairperson of the AC.

3	The Head Internal Audit reports to the Chairman of the Board.

4	Any suspected irregularities must be reported without delay.

Appendix 1

Financial Authorization Levels

1	Investments/divestments

1.1	Acquisition/divestment of assets (fixed assets/land/IT projects/product lines/licenses)

Transaction/Corporate Action	Approving Corporate Body

• Transaction value >USD 30 million	• Board

• Transaction value < USD 30 million	• SEC

1.2	Acquisition/divestment of companies or businesses (incl. JVs)

Transaction/Corporate Action	Approving Corporate Body

• Transaction value >USD 30 million	• Board

• Transaction value USD 5 – USD 30 million	• SEC + Chairman

• Transaction value < USD 5 million	• SEC

2	Financial measures

Transaction/Corporate Action	Approving Corporate Body

• Basis of financial policy	• Board

• Share capital transactions	• GM

• Debentures, issue of negotiable securities	• Board

Other long-term (> 12 months) financing
• > USD 750 million	• Board
• < USD 750 million	• SEC + Chairman

Provision of guarantees, surety or other security interest to third parties for existing or future Company debts/obligations
• > USD 250 million	• Board
• < USD 250 million	• SEC + Chairman

3	Various

3.1	Establishment/liquidation of legal entities

Transaction/Corporate Action	Approving Corporate Body
Establishment of new legal entities and equity JVs:

• Share capital of new entity > USD 100 million	• Board

• Share capital of new entity < USD 100 million	• SEC

Liquidation of legal entities and equity JVs:

• Share capital of entity > USD 50 million	• Board

• Share capital of entity < USD 50 million	• SEC

3.2	Institution/settlement of legal proceedings

Transaction/Corporate Action	Approving Corporate Body
Institution or settlement of legal proceedings with the following amount in dispute:

• > USD 50 million	• Board

• USD 10 million – USD 50 million	• SEC + Chairman

• USD 5 million – USD 10 million	• SEC

• < USD 5 million	• GGC

3.3	Donations and sponsorship (excluding unit-specific)

Transaction/Corporate Action	Approving Corporate Body
Value of contribution:

• > USD 1 million	• SEC + Chairman

• < USD 1 million	• CEO

Principle applicable to Financial Authorization Level items 1.1 and 1.2

The financial authorization levels for items 1.1 and 1.2 relate to projects included in the annual budget for such items approved by the Board.

The following applies to projects not included in the annual budget approved by the Board:

•	provided that the total annual budget sanction for such items is not exceeded, the SEC may approve projects up to half the capital expenditure sanction amounts of budgeted projects;

•	any project authorization which would lead to the total annual budget sanction for such items being exceeded would need approval by the Board.

Appendix 2

Authorization levels: Personnel appointments

(As a matter of principle the “grandfather rule” shall apply)

1	Holding/Foundations

Corporate body	Decision maker
Board	GM
Chairman	GM
Secretary of Board	Board
Compensation Committee	GM
Other Board Committees	Board
CEO	Board
SEC members	Board
Head Internal Audit	Board
SEC Secretary	CEO
Functions one level below SEC member	CEO
Foundation Councils	CEO
Approval of external mandates of SEC and Board members	Chairman

2	Boards of Group Companies

Group Companies	Decision-making authority
Sales > USD 150 million	CEO
Sales < USD 150 million	GGC

3	Management of Group Companies

Functions	Recommendation / Appointment
Heads of Group Companies	CEO
Functions one level below Heads of Group Companies	SEC
Secretary of Board for all Group Companies	GGC
CFOs for all Group Companies	CFO
Other positions	Local

Board	Board of Directors
GM	General Meeting
SEC	Syngenta Executive Committee
CEO	Chief Executive Officer
GGC	Group General Counsel
CFO	Chief Financial Officer

Syngenta AG
Schwarzwaldallee 215
CH-4058 Basel
Switzerland
www.syngenta.com
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